                                                                    RESTATED

                                            CERTIFICATE OF INCORPORATION

                                                                           OF

                                                        PEPCO HOLDINGS, INC.

             This constitutes the Restated Certificate of Incorporation of Pepco Holdings, Inc. (the
"Corporation"). The Corporation's present name is Pepco Holdings, Inc. The Corporation was originally incorporated under the name "New RC, Inc." and the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 9,
2001. The Corporation's name was changed on January 22, 2002 from New RC, Inc. to Pepco
Holdings, Inc.

              This Restated Certificate of Incorporation has been duly adopted in accordance with
Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

                                                                     ARTICLE I

                                                                          Name

The name of the corporation is Pepco Holdings, Inc. (the "Corporation").

                                                                    ARTICLE II

                                   Address of Registered Office and Name of Registered Agent

The address of the Corporation's registered office in the State of Delaware is: 1209 Orange
Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

                                                                   ARTICLE III

                                                                      Purpose

The purposes of the Corporation are to hold the voting securities of other companies and to engage in any other lawful business or activity for which corporations may be incorporated under the General Corporation Law of the State of Delaware. The Corporation shall have all the powers and privileges that are lawful for a corporation to have and exercise under the General
Corporation Law of the State of Delaware.

                                                                         ARTICLE IV

                                                           Authorized Number of Shares

A. Authorized Capital Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 440,000,000 shares, of which 400,000,000 shares shall be common stock, par value $0.01 per share (the "Common Stock"), and 40,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock").

B. Common Stock. The Board of Directors is authorized by resolution to provide from time to time for the issuance of shares of Common Stock. The voting powers and other powers, preferences and rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows:

            (1) Dividends. Subject to any rights of holders of Preferred Stock, the Board of Directors may declare and pay dividends on the Common Stock (payable in cash, stock or other property) from time to time from any lawfully available funds, property or shares and in such amount and subject to such conditions as may be determined by the Board of
            Directors.

             (2) Voting Rights. Subject to any rights of holders of Preferred Stock to vote on a matter as a class or series, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock at a meeting of stockholders. Cumulative voting for the election of directors of the Corporation shall not be permitted.

             (3) Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, after payment (or making provision for payment) of the debts and liabilities of the Corporation and payment of the full preferential amounts to which the holders of any series of Preferred Stock are entitled, unless otherwise provided by the terms of any series of Preferred Stock, the holders of Common Stock shall be entitled to receive the net balance of any remaining assets of the Corporation.

C. Preferred Stock. The Board of Directors is authorized by resolution to provide from time to time for the issuance of shares of Preferred Stock in series and to fix, from time to time before issuance, the number of shares of each series, the designation, preferences, privileges, voting powers and other rights of the shares of each series of Preferred Stock and the restrictions or qualifications thereof. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, the following:

            (1) the serial designation, authorized number of shares and the stated value;

            (2) the dividend rate, if any, the date or dates or conditions upon which the dividends will be payable, the relative priority the dividends on such shares shall bear to dividends or other distributions payable on the shares of any other class or series of stock of the
            Corporation and the extent to which the dividends may be cumulative;

            (3) whether the shares of such series shall be subject to redemption, the price or prices at which shares may be redeemed and any terms, conditions and limitations upon any redemption;

            (4) the rights of the holders of shares of such series in the event of dissolution, liquidation or winding up of the Corporation;

            (5) any sinking fund provisions for redemption or purchase of shares of any series;

            (6) the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of Preferred Stock, of the Corporation;

            (7) the voting rights, if any, for the shares of each series in addition to the voting rights provided by law; and

            (8) any other preference, relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article IV or any resolution of the Board of Directors pursuant hereto.

D. Preemptive Rights. The holders of Common Stock or Preferred Stock shall not have a preemptive right to acquire authorized but unissued shares or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under such terms and conditions as may be provided by the Board of Directors in its sole judgment.

                                                                    ARTICLE V

                                                                       Directors

A. Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors, which shall exercise all the powers of the Corporation except as are by law or by the Certificate of Incorporation or the Bylaws of the Corporation conferred upon or reserved to the stockholders of the Corporation.

B. Number. The number of directors of the Corporation shall be twelve (12), unless otherwise specified in the Certificate of Incorporation, as amended from time to time, or in the Bylaws.
The number of directors shall not be less than six (6) nor more than fifteen (15). The number of directors may be increased or decreased from time to time as provided in the Bylaws so long as no decrease shall have the effect of shortening the term of any incumbent director.

C. Classification of Directors.

            (1) The Board of Directors shall be divided into three classes: Class I, Class II and Class
            III. Each class (a "Class") shall consist, as nearly as possible, of one-third of the number of directors constituting the entire Board. The initial Class I directors shall be elected to hold office for a term to expire at the 2003 annual meeting of the stockholders; the initial
            Class II directors shall be elected to hold office for a term to expire at the 2004 annual meeting of the stockholders; and the initial Class III directors shall be elected to hold office for a term to expire at the 2005 annual meeting of the stockholders; and in the case of each Class, until their successors are duly elected and qualified, subject, however, to death, resignation, retirement, such age and service limitations as may be set forth in the
            Bylaws, disqualification and removal from office. At each succeeding annual meeting of stockholders beginning in 2003, successors to the Class of directors whose terms expire at that annual meeting shall be elected for a three-year term.

            (2) If the number of directors is changed, any increase or decrease in directors shall be apportioned among the Classes so as to maintain all Classes as equal in number as possible, and any additional director elected to any Class shall hold office for a term which shall coincide with the terms of the other directors in such Class (subject to the provisions of applicable law), but in no case will a decrease in the number of directors shorten the term of any incumbent director.

D. Vacancies.

            (1) Any vacancy on the Board of Directors that results other than by reason of an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

            (2) Any vacancy on the Board of Directors that results from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the entire Board of Directors.

            (3) The term of any director elected by the Board of Directors to fill a vacancy not resulting from an increase in the number of directors shall expire at the next stockholders'
            meeting at which directors are elected, and the remainder of such term, if any, shall be filled by a director elected at such meeting.

E. Removal. Directors of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the
Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

F. Bylaws. The Board of Directors of the Corporation shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. Article II of the Bylaws (Directors) may be
amended, altered or repealed by action of the stockholders only upon the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

G. Shareholder Amendment of this Article V. Any provision within this Article V, Directors, may be amended or repealed by the stockholders of the Corporation only upon the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class)
cast at a meeting of the stockholders called for that purpose.

                                                                   ARTICLE VI

                    Limitation on Director Liability and Indemnification of Directors and Officers

A. Limited Liability. A person who is or was a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the
General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of
Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware,
as so amended. The elimination and limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office, and no amendment, repeal or modification of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the
Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

B. Right to Indemnification.

           (1) With respect to an officer, director or employee of the Corporation, the Corporation shall indemnify, and with respect to any other individual the Corporation may indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is, or was, a director, officer, employee or agent of the Corporation or is or was serving at the request of the
            Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent of the Corporation or while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent authorized by the General
            Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Article VI, Section B, the Corporation shall not be required to indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless initiation of such proceeding (or part thereof) was authorized in advance by the Board of Directors. Any indemnification under this Article VI, Section B
            (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such a
            determination shall be made: (a) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (c) if there are no such directors or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion; (d) by the stockholders; or (e) in any other manner permitted by the General Corporation Law of the
            State of Delaware. The right to indemnification conferred in this Article VI, Section B, shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition;
            provided, however, that, if the General Corporation Law of the State of Delaware
            requires, the payment of such expenses incurred by a director, officer, employee or agent in his or her capacity as a director, officer, employee or agent of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under this Section B or otherwise.

            (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the
            Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the claimant to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the
            Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the
            Corporation.

            (3) The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI, Section B, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

            (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or of another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of
            Delaware.

            (5) The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, or of another corporation, partnership, joint venture, trust or other enterprise, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not impermissible under applicable law.

            (6) Any amendment or repeal of this Article VI, Section B, shall not be retroactive in effect.

            (7) In case any provision in this Article VI, Section B, shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.

                                                                   ARTICLE VII

                                                                    Stockholders

Subject to the rights of the holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of
Directors.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Dennis R. Wraase, its President, and attested by Ellen Sheriff Rogers, its
Assistant Secretary, this 31st day of July, 2002.

                                                                                           DENNIS R. WRAASE
                                                                                           _________________________________
                                                                                           Dennis R. Wraase
                                                                                           President

Attest:

ELLEN SHERIFF ROGERS
________________________________
Ellen Sheriff Rogers
Assistant Secretary